Exhibit 23.4

Consent of DELOITTE & TOUCHE LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2019 relating to the financial statements of Vitamin Shoppe, Inc., appearing in the Current Report on Form 8-K/A of Franchise Group, Inc. filed on January 8, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Richmond, Virginia
January 31, 2020